EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert Angrisano, President, CEO and a Director of Nevada Start Resource Corp., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-KSB of Nevada Star Resource Corp. for the year ended November 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Nevada Star Resource Corp.

Dated: March 15, 2007

/s/ Robert Angrisano
Robert Angrisano
President, CEO and director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Nevada Star Resource Corp.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Nevada Star Resource Corp. and will be retained by Nevada Star Resource Corp. and furnished to the Securities and Exchange Commission or its staff upon request.